UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: May 1, 2018

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that its Board of Directors approved the March 31, 2018 net asset value per share for Class A and I shares of common stock of $8.70, respectively, an increase of $0.02 per share from the prior quarter end’s valuation. In addition, the Board of Directors approved the March 31, 2018 net asset value per share for Class C shares of common stock of $8.45, an increase of $0.03 per share from the prior quarter. Due to the changes in net asset value per share, the Company revised the per share offering price for each class of shares effective May 7, 2018, to the following: $9.803 per Class A share, $9.122 per Class C share and $9.006 per Class I share.

The Company’s Board of Directors also authorized cash distributions/re-investments payable on June 1, 2018, July 2, 2018 and August 1, 2018 to shareholders of record as of May 31, 2018, June 29, 2018 and July 31, 2018, respectively, of $0.00166902 per share, per day for Class A and I shares and $0.00162648 per share, per day for Class C shares to maintain the current annual distribution rates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 1, 2018

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2018	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated May 1, 2018